UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2017 Protea Biosciences Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, West Virginia 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In August 2017, Protea Biosciences Group, Inc., a Delaware corporation (“Protea” or the “Company”) received a loan in the amount of $440,000 from Summit Resources, Inc., a West Virginia corporation (“Summit”) controlled Steve Antoline, a member of the board of directors of the Company, under a maximum 10% $500,000 note (the “Summit Note”) dated August 25, 2017 that is payable to Summit on the earlier of (a) December 31, 2017, (b) the Company’s receipt of $2,500,000 or more from any subsequent private placement of securities consummated prior to December 31, 2017, or (c) the completion of a public offering of Company securities. In consideration of its making of the loan, and in addition to interest and any other charges to be paid pursuant to the Summit Note, the Company granted to Summit or its designees a seven-year warrant to purchase, for an initial exercise price of $0.075 per share, 60,000,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”).

In addition to the above financing, and in order to provide the Company with funds necessary to continue to operate its business, the Company intends to seek to obtain additional funds through one or more private placements of convertible notes and warrants to accredited investors. However, as of August 25, 2017, on a pre-split basis, based on 398,633,940 outstanding shares of Common Stock and up to 329,779,576 additional shares that would be issuable upon conversion of currently outstanding convertible notes and debentures and exercise of currently outstanding warrants, the Company would not have enough shares authorized under our certificate of incorporation to issue shares of Common Stock or reserve shares of Common Stock for subsequent issuance to prospective investors in such financings.

To accommodate the need to have available sufficient shares of Company Common Stock, on August 25, 2017, the Company entered into an agreement with PPLL, LLC (the holder of a $360,000 convertible Company note) and Summit, under which PPLL and Summit each agreed that until January 15, 2018, they

•	would not convert any convertible notes held by them or exercise any warrants issued to Summit unless and until the Company has, in addition to all shares of Common Stock issued and issuable to connection with additional proposed financings, a sufficient number of shares of authorized Common Stock available to be issued to PPLL and Summit upon full conversion or exercise of their securities; and

•	would waive the covenants of our Company to reserve up 139,333,333 shares of our Common Stock otherwise potentially issuable to PPLL and Summit.

In connection with such agreement, the Company committed to PPLL and Summit that by no later than January 15, 2018, the Company would either consummate a reverse stock split or obtain stockholder approval to increase the 750,000,000 shares of Common Stock under its certificate of incorporation to provide for a sufficient number of authorized but unissued shares of Common Stock to accommodate the full conversion and exercise of all convertible notes and warrants held by PPLL and Summit. Failure to effectuate the reverse split or amendment to our certificate of incorporation would be an event of default under the notes.

There can be no assurance that the Company we will be able to obtain any additional financing or that it will be able to provide an adequate number of shares of Common Stock to comply with the terms of all of our outstanding convertible securities and warrants.

In a related development, on August 25, 2017, the Board of Directors of the Company authorized a one-for-fifty (1:50) reverse stock split of the Company’s outstanding Common Stock and shares of Common Stock issuable upon the conversion or exercise of convertible securities, warrants or options with such reverse stock split to be implemented by the Company either prior to our in connection with any future public offering of Company securities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Form of $500,000 senior note issued by the Registrant to Summit Resources, Inc.
3.2	Form of Guaranty of Summit Note by Protea Biosciences, Inc.
3.3	Form of Warrant issued to Summit entitling Summit to purchase 60,000,000 shares of Registrant’s Common Stock
3.4	Form of Agreement among PPLL, LLC, Summit and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 25, 2017	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer